Exhibit 99.1

EngageSmart Announces First Quarter 2023 Results

First Quarter 2023 Revenue of $88.4 million, up 31% year over year

First Quarter 2023 Net Income of $4.1 million and Adjusted EBITDA of $17.3 million

BOSTON - May 4, 2023 - EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, today reported financial results for the first quarter ended March 31, 2023.

“We are thrilled to kick off the new year with an excellent first quarter that showcases the strength of our business model,” said Bob Bennett, EngageSmart CEO. “EngageSmart delivered our seventh consecutive quarter of record revenue of $88.4 million, representing 31% year-over-year growth, net income of $4.1 million, and Adjusted EBITDA of $17.3 million. Our teammates’ hard work and unwavering dedication to customer excellence have been instrumental in driving our success and enabling us to deliver exceptional value for our customers.”

“Driven by secular tailwinds that we believe have propelled demand for our SimplePractice solution in mental health, our SMB segment achieved strong growth of 36%. Our Enterprise segment continued to perform well and delivered growth of 25%, marked by steady wins throughout the quarter and ongoing digital and paperless adoption of our solutions,” stated Cassandra Hudson, EngageSmart CFO. “We remain committed to investing in our solutions to further enhance our ability to serve the unique needs of both our SMB and Enterprise customers. We are confident in our ability to drive profitable growth and create long-term value for our stakeholders as we execute on our strategy and capitalize on the opportunities that lie ahead."

First Quarter 2023 Financial and Business Performance

•
Total Revenue increased 31% to $88.4 million compared to $67.4 million in the first quarter of 2022.
•
SMB Revenue increased 36% to $49.8 million compared to $36.5 million in the first quarter of 2022.
•
Enterprise Revenue increased 25% to $38.6 million compared to $30.9 million in the first quarter of 2022.
•
Gross Profit was $67.5 million, representing 76.4% gross margin, compared to $51.3 million, or 76.2% gross margin, for the first quarter of 2022. Adjusted Gross Profit was $69.6 million, representing 78.7% Adjusted Gross Margin, compared to $53.0 million, or 78.6% Adjusted Gross Margin, for the first quarter of 2022.1
•
Net Income was $4.1 million, representing 4.7% net income margin, compared to $2.1 million, or 3.1% net income margin, in the first quarter of 2022.
•
Adjusted EBITDA was $17.3 million, representing 19.6% Adjusted EBITDA Margin, compared to $10.6 million, or 15.7% Adjusted EBITDA Margin, for the first quarter of 2022.1
•
Cash and Cash Equivalents were $318.3 million as of March 31, 2023, compared to $311.8 million as of December 31, 2022.
•
Total Number of Customers increased by 23% to 108.2 thousand as of March 31, 2023, compared to 87.8 thousand as of March 31, 2022.

•
Total Transactions Processed increased 24% to 42.6 million compared to 34.3 million in the first quarter of 2022.

____________________

1Reconciliations of GAAP to non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Financial Outlook

	Q2'23	FY'23
	Guidance	Guidance
Revenue (in millions)	$92.5 - $93.5	$380.0 - $384.0
Adjusted EBITDA (in millions)	$15.0 - $15.5	$69.0 - $71.0

With the information available as of May 4, 2023, we are providing the above guidance for the second quarter and full year of 2023, based on current market conditions and expectations. This guidance is subject to various important cautionary factors referenced in the “Forward-Looking Statements” section below.

We do not provide a reconciliation of Adjusted EBITDA guidance to net income on a forward-looking basis due to difficulty in predicting certain items excluded from this non-GAAP financial measure; specifically, stock-based compensation, provision for income taxes and transaction-related expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable impact on our future GAAP financial results.

Webcast and Conference Call Information

EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, will report first quarter 2023 financial results before the market opens on Thursday, May 4, 2023. Management will host a conference call to discuss the results at 8:30 a.m. ET.

The conference call will be webcast live on EngageSmart’s investor relations website at https://investors.engagesmart.com/events-and-presentations/events/. A replay will be available on the investor relations website following the call.

For investors and analysts wishing to participate in the call, the dial-in numbers are (800) 343-4849 for domestic callers and (203) 518-9843 for international callers. The conference ID is ENGAGESMART, and the program title is EngageSmart Q1 2023 Earnings Call.

About EngageSmart

EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. At EngageSmart, our mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service (“SaaS”) vertical solutions, including SimplePractice, InvoiceCloud, HealthPay24 and DonorDrive, that are designed to simplify our customers’ engagement with their clients by driving digital adoption and self-service. As of March 31, 2023, EngageSmart serves 104,800 customers in the SMB Solutions segment and 3,400 customers in the Enterprise Solutions segment across several core verticals: Health & Wellness, Government, Utilities, Financial Services, Healthcare and Giving. For more information, visit www.engagesmart.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the second quarter and full year 2023 and thereafter, and other statements that are not historical facts. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: our inability to sustain our rapid growth; failure to manage our infrastructure to support our future growth; our risk management efforts not being effective to prevent fraudulent activities; inability to attract new customers or convert trial customers into paying customers; inability to introduce new features or services successfully or to enhance our solutions; declines in customer renewals or failure to convince customers to broaden their use of solutions; inability to achieve or sustain profitability; failure to adapt and respond effectively to rapidly changing technology, evolving industry standards and regulations and changing business needs, requirements or preferences; real or perceived errors, failures or bugs in our solutions; intense competition; lack of success in establishing, growing or maintaining strategic partnerships; fluctuations in quarterly operating results; future acquisitions and investments diverting management’s attention and difficulties associated with integrating such acquired businesses; general economic conditions (including inflation and rising interest rates), both domestically and internationally, as well as economic conditions affecting industries in which our customers operate; the war in Ukraine; concentration of revenue in our InvoiceCloud and SimplePractice solutions; COVID-19 pandemic and its impact on our employees, customers, partners, clients and other key stakeholders; legal and regulatory risks; and technology and intellectual property-related risks, among others.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequent Quarterly Reports on Form 10-Q, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Non-GAAP Financial Measures

This press release includes certain performance metrics and financial measures not based on GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow, as well as key business metrics, including total Number of Customers and total Transactions Processed.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP and should not be considered as an alternative to net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income excluding interest income (expense), net; provision for income taxes; depreciation; and amortization of intangible assets, as further adjusted for transaction-related expenses and stock-based compensation. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted Gross Profit as gross profit as adjusted for amortization of intangible assets and stock-based compensation. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Non-GAAP Operating Expenses as GAAP operating expenses excluding stock-based compensation and transaction-related expenses. We define Non-GAAP Operating Expenses as a percentage of revenue as Non-GAAP Operating Expenses divided by revenue.

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, including costs capitalized for development of internal-use software.

We define Number of Customers as individuals or entities with whom we directly contract to use our solutions.

We define Transactions Processed as the number of accepted payment transactions, such as credit card and debit card transactions, automated clearing house (“ACH”) payments, emerging electronic payments, other communication, text messaging and interactive voice response transactions, and other payment transaction types, which are facilitated through our platform during a given period. We believe Transactions Processed is a key business metric for investors because it directly correlates with transaction and usage-based revenue. We use Transactions Processed to evaluate changes in transaction and usage-based revenue over time.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate these non-GAAP financial measures in the same manner. We present these non-GAAP financial measures because we consider these metrics to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Non-GAAP financial measures assist management in assessing operating performance by removing the impact of items not directly resulting from our core operations, to present operating results on a consistent basis. Management uses these non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities, or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Disclosure

We disclose information to the public concerning EngageSmart, EngageSmart’s products and services, and other items through a variety of disclosure channels in order to achieve broad, non-exclusionary distribution of information to the public. Some of the information distributed through these disclosure channels may be considered material information. Investors and others are encouraged to review the information we make public in the locations below.* This list may be updated from time to time.

*For information concerning EngageSmart and its products and services, please visit: www.engagesmart.com

*For information provided to the investment community, including news releases, events and presentations, and SEC filings, please visit: investors.engagesmart.com/overview/default.aspx

*For information provided to the media, including news releases, please visit: investors.engagesmart.com/news/default.aspx

*For additional information, please follow EngageSmart’s social media accounts: www.twitter.com/engagesmartinc, www.facebook.com/EngageSmartInc, and www.linkedin.com/company/engagesmart

Investor Relations

Josh Schmidt
EngageSmart, Inc.
IR@engagesmart.com

Press:

Nicole Bestard

Quarter Horse PR
Engagesmart@qh-pr.com

EngageSmart, Inc.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$88,432	$67,362
Cost of revenue	20,899	16,039
Gross profit	67,533	51,323
Operating expenses:
General and administrative	15,407	13,287
Selling and marketing	29,126	22,664
Research and development	14,820	10,040
Amortization of intangible assets	2,362	2,362
Total operating expenses	61,715	48,353
Income from operations	5,818	2,970
Other income (expense), net:
Interest expense	(119)	(119)
Other income, net	2,539	28
Total other income (expense), net	2,420	(91)
Income before income taxes	8,238	2,879
Provision for income taxes	4,114	820
Net income and comprehensive income	$4,124	$2,059
Net income per share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted-average number of shares outstanding:
Basic	166,359,810	162,143,171
Diluted	169,907,554	169,016,112

EngageSmart, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$318,291	$311,780
Accounts receivable, net of allowance for credit losses of $203 and $228 as of March 31, 2023 and December 31, 2022, respectively	12,275	10,971
Unbilled receivables	6,095	5,413
Prepaid expenses and other current assets	11,686	13,680
Total current assets	348,347	341,844
Operating lease right-of-use assets	25,731	26,907
Property and equipment, net	15,787	14,328
Goodwill	425,677	425,677
Acquired intangible assets, net	68,419	72,319
Other assets	5,820	5,422
Total assets	$889,781	$886,497
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$652	$1,229
Accrued expenses and other current liabilities	33,795	38,423
Deferred revenue	8,834	8,237
Operating lease liabilities	4,674	4,632
Total current liabilities	47,955	52,521
Long-term operating lease liabilities	25,845	27,161
Deferred income taxes	1,329	1,322
Deferred revenue, net of current portion	355	335
Other long-term liabilities	172	186
Total liabilities	75,656	81,525
Stockholders' equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share, 650,000,000 shares authorized and 166,617,401 and 166,081,011 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	167	166
Additional paid-in capital	819,347	814,319
Accumulated stockholders' deficit	(5,389)	(9,513)
Total stockholders’ equity	814,125	804,972
Total liabilities and stockholders’ equity	$889,781	$886,497

EngageSmart, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$4,124	$2,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,892	4,641
Amortization of deferred costs	191	66
Stock-based compensation expense	4,900	2,987
Non-cash operating lease expense	1,164	1,135
Deferred income taxes	7	820
Non-cash interest expense	58	58
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,803	(1,780)
Accounts receivable, net	(1,304)	412
Unbilled receivables	(682)	(1,657)
Other assets	(456)	(410)
Accounts payable	(561)	(1,415)
Accrued expenses and other current liabilities	(4,643)	(3,385)
Deferred revenue	617	846
Operating lease liabilities	(1,262)	(1,662)
Other long-term liabilities	(14)	26
Net cash provided by operating activities	8,834	2,741
Cash flows from investing activities:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(2,452)	(1,509)
Net cash used in investing activities	(2,452)	(1,509)
Cash flows from financing activities:
Payment of debt issuance costs	—	(23)
Payments of contingent consideration	—	(1,066)
Proceeds from exercise of stock-based options	1,327	1,897
Payments of taxes related to net share settlement of equity awards	(1,198)	(132)
Payment of initial public offering costs	—	(12)
Net cash provided by financing activities	129	664
Net increase in cash, cash equivalents and restricted cash	6,511	1,896
Cash, cash equivalents and restricted cash at beginning of period	312,080	254,594
Cash, cash equivalents and restricted cash at end of period	$318,591	$256,490
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$318,291	$256,190
Restricted cash within other assets	300	300
Total cash, cash equivalents, and restricted cash	$318,591	$256,490

EngageSmart, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentages)
Net income	$4,124	$2,059
Net income margin	4.7%	3.1%
Adjustments:
Provision for income taxes	4,114	820
Interest (income) expense, net	(2,420)	88
Amortization of intangible assets	3,900	3,901
Depreciation	992	740
Stock-based compensation	4,900	2,987
Transaction-related expense	1,712	(38)
Adjusted EBITDA	$17,322	$10,557
Adjusted EBITDA Margin	19.6%	15.7%

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentages)
Gross profit	$67,533	$51,323
Gross margin	76.4%	76.2%
Adjustments:
Amortization of intangible assets	1,538	1,539
Stock-based compensation	551	108
Adjusted Gross Profit	$69,622	$52,970
Adjusted Gross Margin	78.7%	78.6%

Free Cash Flow

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net cash provided by operating activities	$8,834	$2,741
Less:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(2,452)	(1,509)
Free cash flow	$6,382	$1,232

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentages)
General and administrative expenses	$15,407	$13,287
General and administrative as a percentage of revenue	17.4%	19.7%
Less:
Stock-based compensation	(2,442)	(2,319)
Transaction-related expense	(1,712)	38
Non-GAAP general and administrative expenses	$11,253	$11,006
Non-GAAP general and administrative as a percentage of revenue	12.7%	16.3%

Selling and marketing expenses	$29,126	$22,664
Selling and marketing as a percentage of revenue	32.9%	33.6%
Less:
Stock-based compensation	(951)	(403)
Non-GAAP selling and marketing expenses	$28,175	$22,261
Non-GAAP selling and marketing as a percentage of revenue	31.9%	33.0%

Research and development expenses	$14,820	$10,040
Research and development as a percentage of revenue	16.8%	14.9%
Less:
Stock-based compensation	(956)	(157)
Non-GAAP research and development expenses	$13,864	$9,883
Non-GAAP research and development as a percentage of revenue	15.7%	14.7%

Disaggregated Revenue

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Enterprise Solutions
Transaction and usage-based	$35,406	$28,319
Subscription	2,555	2,081
Other	684	460
Total Enterprise Solutions revenue	38,645	30,860
SMB Solutions
Transaction and usage-based	14,572	11,027
Subscription	34,903	25,052
Other	312	423
Total SMB Solutions revenue	49,787	36,502
Total revenue	$88,432	$67,362